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                                  EXHIBIT 23.2
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 for the American Science and Engineering, Inc. Executive Equity Incentive Plan to be filed May 28, 1997, of our reports dated June 5, 1996 included in American Science and Engineering, Inc.'s Annual Report on Form 10-K for the year ended March 29, 1996 and to all references to our Firm included in this registration statement.

         Arthur Andersen LLP

         Boston, Massachusetts
         May 21, 1997